Exhibit 3.2

NEWLAKE CAPITAL PARTNERS, INC.

(THE “CORPORATION”)

SECOND AMENDED AND RESTATED

BYLAWS

ARTICLE I.

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the state of Maryland shall be located at such place as the board of directors of the Corporation (the “Board of Directors”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings, annual or special, of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be set in accordance with these Bylaws.

Section 2. ANNUAL MEETING.

(a) General. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held each year on a date and at the time and at a place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

(b) Reports to Stockholders. The Corporation shall submit to the stockholders at or before each annual meeting of stockholders a report of the business and operations of the Corporation during such fiscal year, containing a balance sheet and a statement of income and surplus of the Corporation, accompanied by the certification of an independent certified public accountant, and such further information as the Corporation may determine is required pursuant to any law or regulation to which the Corporation is subject. Within twenty (20) days after the annual meeting of stockholders, the secretary shall place the annual report on file at the principal office of the Corporation and with any governmental agencies as may be required by law and as the Board of Directors may deem appropriate.

Section 3. SPECIAL MEETING.

(a) General. The chairman of the board, the chief executive officer, or the Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (a “Stockholder Requested Meeting”). Except as provided in the next sentence, any special meeting shall be held at such place, date, and time as may be designated by the chairman of the board, chief executive officer, president, or Board of Directors, whoever has called the meeting. In the case of any Stockholder Requested Meeting, such meeting shall be held at such place, date, and time as may be designated by the Board of Directors. In fixing a date for any special meeting, the president, chief executive officer, or Board of Directors may consider such factors as he, she, or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a special meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting.

(b) Stockholder Requested Meeting.

(1) Record Date Request. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it, (B) be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents) and bear the date of signature of each such stockholder (or authorized agent), and (C) set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director (if the stockholders are permitted to, subject to the Investor Rights Agreement (as defined below), and such stockholder proposes, to elect a director to fill a director vacancy), and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice was received by the secretary.

(2) Special Meeting Request. In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents) as of the Request Record Date (the “Special Meeting Request”) that are entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. The Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice), (B) bear the date of signature of each stockholder (or authorized agent) signing the Special Meeting Request, (C) set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), and (D) the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder. The Special Meeting Request shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date. If the Special Meeting Request is not received by the secretary within such period, the Record Date Request Notice will be deemed to be ineffective. Any requesting stockholder may revoke his, her, or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) Meeting Record Date; Date of Stockholder Requested Meeting. The date, place, and time of any Stockholder Requested Meeting shall be set by the Board of Directors; provided that the meeting date shall not be more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”). If the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. If the Board of Directors fails to designate, within ten (10) days after the Meeting Record Date, a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided, further, that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Meeting Record Date, then such meeting shall be held at the principal executive offices of the Corporation.

(4) Payment of Notice Costs. The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a Stockholder Requested Meeting and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(5) Revocation of Requests. If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time ten (10) days before the meeting if the secretary has first sent to all other requesting stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) Definition. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(7) The chairman of the board, chief executive officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (a) five Business Days after actual receipt by the secretary of such purported request and (b) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (7) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting a notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(2) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time, and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies, or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairman of the meeting pursuant to the foregoing provisions, the chairman may adjourn any meeting of stockholders for any reason deemed necessary by the chairman, including, without limitation, if (i) no quorum is present for the transaction of business, (ii) the Board of Directors or the chairman of the meeting determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors or the chairman of the meeting determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors or the chairman of the meeting determines that adjournment is otherwise in the best interests of the Corporation. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM; ADJOURNMENTS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; provided, however, that where a separate vote by holders of a particular class or series of stock is required, a quorum for the purposes of such class or series of stock at the meeting shall consist of the presence in person or proxy of a majority of holders of such class or series of stock entitled to vote at such meeting; and provided further, this Section 6 shall not affect any requirement under any statute or the charter of the Corporation as to the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. Subject to the rights of the holders of any class or series of preferred stock of the Corporation to elect directors under specified circumstances set forth in the charter of the Corporation, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided in the charter of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company, or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager, managing member, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity, or agreement of the partners of a partnership or of the members or managing member of a limited liability company, presents a certified copy of such bylaw, resolution, or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification, and the information to be contained in it; in any case in which the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; the period of time during which the certification shall be effective (which shall be eleven (11) months if no time is specified); and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification for the period covered by the certification, and the Board of Directors, the officers, and all authorized agents of the Corporation shall be protected in relying upon the certification.

Section 10. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), at the record date for the annual meeting, and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and who complied with the notice procedures set forth in paragraph (2) or (3) of this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder giving notice (the “Proponent”) must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a Proponent’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the Corporation’s proxy statement (the “Proxy Statement”); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, notice by the Proponent to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of the annual meeting or the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such Proponent’s notice shall set forth: (i) as to each person whom the Proponent proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person and the nominee holder for such person, (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or that is otherwise required, in each case pursuant to applicable law, including (to the extent applicable to the Corporation) Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), (D) a written questionnaire, signed by such nominee, with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made, which written questionnaire shall be provided by the Board of Directors upon written request, (E) a written representation and agreement, signed by such nominee, in the form provided by the Board of Directors upon written request, that such nominee (1) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the board, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Board of Directors or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the board, with such person’s duties to the Corporation, (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) would be in compliance, if elected as a director of the board, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality, and share ownership and trading policies and guidelines of the Corporation, and (F) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission; (ii) as to any other business that the Proponent proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the Proponent (including any anticipated benefit to the Proponent) and of each beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the Proponent, each beneficial owner, if any, on whose behalf the nomination or proposal is made and each Supporting Stockholder (as defined in Section 11(c)(3) of this Article II), (A) the name and address of the Proponent and Supporting Stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such beneficial owner, (B) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by the Proponent and each Supporting Stockholder and owned beneficially by such beneficial owner, and (C) the date or dates upon which the Proponent and Supporting Stockholder acquired ownership of such shares; (iv) as to the Proponent, (A) a representation that the Proponent intends to appear in person or by proxy at the meeting to present such nomination or proposal, as the case may be, (B) in the case of a proposal, a representation whether the Proponent intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the board’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal and (C) the name and address of any person who contacted or was contacted by the Proponent or any Supporting Stockholder about the person whom the Proponent proposes to nominate for election or reelection as a director or other business proposal; and (v) as the Proponent, each person whom the Proponent proposes to nominate for election or reelection as a director, and any Supporting Stockholder, (A) a description of any agreement, arrangement, or understanding with respect to such nomination or proposal, as the case may be, between or among such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that such person will notify the Board of Directors in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (B) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of its affiliates or associates with respect to shares of the Corporation, and a representation that such person will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

(4) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the Board of Directors increases the number of directors to be elected at the annual meeting, and there is no announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the Proxy Statement, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 11(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder proposes to nominate for election of directors (if the stockholders are permitted to, and such stockholder proposes, to elect a director to fill a director vacancy), or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record on the record date for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11, and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 11, (a) the “date of the Proxy Statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, or comparable news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act or the Investment Company Act of 1940, as amended, or (iii) a notice sent to the stockholders of the Corporation.

(3) For purposes of this Section 11, “Supporting Stockholder” of any Proponent shall mean (a) any person acting in concert with such Proponent, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Proponent (other than a stockholder that is a depositary), (c) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proponent or such Supporting Stockholder and (d) any stockholder known by the Proponent to support the Proponent’s nomination or proposal on the date of the Proponent’s notice to the Secretary.

(4) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (a) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (b) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(5) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all requirements of applicable law, including (to the extent applicable to the Corporation) the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Proxy Statement pursuant to applicable law, including (to the extent applicable to the Corporation) Rule 14a-8 (or any successor provision) under the Exchange Act.

(6) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the Proponent does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present in person or by proxy and voted and such consent or consents are delivered to the Corporation in accordance with the Maryland General Corporation Law (the “MGCL”). Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

Section 14. TELEPHONE AND REMOTE COMMUNICATION MEETINGS. With the prior written consent of the Board of Directors, stockholders may participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at a meeting. In addition, the Board of Directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any matter permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 15. CONTROL SHARE ACQUISITION ACT. Unless otherwise determined by a resolution of the Board of Directors, and notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person, whether or not such person is an existing or future stockholder of the Corporation, of shares of stock of the Corporation.

Section 16. RATIFICATION. The stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the stockholders could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective, or irregular execution, adverse interest of a director, officer, or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the stockholders, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

ARTICLE III.

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A director shall be an individual at least twenty-one (21) years of age who is not under legal disability. In addition to the powers and authority expressly conferred by these Bylaws, all powers of the Corporation may be exercised by or under authority of the Board of Directors, and the Board of Directors may do or cause to be done all such lawful acts and things as are not by statute or by the charter of the Corporation or these Bylaws required to be done by the stockholders.

Section 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of directors as of March 2, 2021, is seven (7). Subject to the Amended and Restated Investor Rights Agreement, dated as of March 2, 2021 (as the same may be amended, supplemented, restated, and/or otherwise modified from time to time, the “Investor Rights Agreement”), by and among the Corporation and certain of its stockholders, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase, or decrease the number of directors, provided, that the number thereof shall never be less than the minimum number required by the MGCL, nor more than fifteen (15) and, provided further, that the tenure of office of a director shall not be affected by any decrease in the number of directors. Except as otherwise provided in the Investor Rights Agreement, each director shall hold office until his successor is elected and qualified, or until his death, resignation, or removal in the manner provided in these Bylaws.

Section 3. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board, the chief executive officer, or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board, the chief executive officer, or the president.

Section 4. REMOVAL OF DIRECTOR. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the charter of the Corporation.1

Section 5. ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary other than this provision. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 7. NOTICE. Except as provided in Sections 5 and 6 of this Article III, notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 8. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further, that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the charter of the Corporation, or the Investor Rights Agreement. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the charter of the Corporation, or the Investor Rights Agreement.

Section 10. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 11. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 12. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and filed with the minutes of proceedings of the Board of Directors.

Section 13. VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum (subject to the Board of Directors’ obligations under the Investor Rights Agreement). Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors (subject to the Board of Directors’ obligations under the Investor Rights Agreement). Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. At such time as the opt in to Section 3-804(c) of the MGCL contemplated by Section 6.2 of the charter of the Corporation has become effective and, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies,.

Section 14. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased, or to be acquired by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular, or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16. RATIFICATION. The Board of Directors may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

Section 17. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV.

COMMITTEES

Section 1. NUMBER, TENURE, AND QUALIFICATIONS. The Board of Directors may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee and such other committees as it deems appropriate to serve at the pleasure of the Board of Directors, subject to the terms of the Investor Rights Agreement. The Board of Directors shall appoint an Investment Committee in accordance with the Investor Rights Agreement.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. Subject to the terms of the Investor Rights Agreement, in the absence of any member of any such committee, the Board of Directors shall have the right to appoint another director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. INFORMATION ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing, or by electronic transmission to such action is given by each member of the committee and if such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to Sections 1 and 3 of this Article IV and the Investor Rights Agreement, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

ARTICLE V.

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary, and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries, and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, and assistant treasurers or other officers, and the secretary may from time to time appoint one or more assistant secretaries. Each officer shall hold office until his or her successor is elected and qualified or until his or her death or his or her resignation or removal in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer, and secretary. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president, or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term of office or for such longer or shorter period as the Board of Directors establishes.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 8. CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chair. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall, in general, supervise, and control all of the business and affairs of the Corporation. The president may execute any deed, mortgage, bond, contract, or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chairman of the board from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive or senior vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors, and the committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president, or the Board of Directors.

Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the chairman of the board, or the president, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 14. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease, or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL, and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. When authorizing the issuance of a new certificate, an officer of the Corporation may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors declaring the dividend or allotment of rights, is adopted but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except when the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain, at its principal office or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section 7, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property, or stock of the Corporation, subject to the provisions of law and the charter of the Corporation.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise, or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated in Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

The rights to indemnification and advance of expenses shall be as set forth in the charter of the Corporation.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to such notice or, for any waiver submitted by electronic transmission, with the name of the person or persons who are waiving notice, included at the end of the text of the electronic transmission, whether before or after the time stated therein, or the presence of such person or persons at the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors is vested with the power to alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, to the extent permitted by law, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

ARTICLE XV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 1. CERTAIN STATE LAW CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under federal securities laws, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the charter of the Corporation or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court. This Article XV, Section 1 does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 2. SECURITIES ACT CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This Article XV, Section 2 does not apply to claims arising under the Exchange Act.

ARTICLE XVI

MISCELLANEOUS

Section 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 2. VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice president, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3. MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 4. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.